UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2018 (November 29, 2018)

Riot Blockchain, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 6th Street, Suite 401,
Castle Rock, CO 80104
(Address of principal executive offices)

(303) 794-2000
(Registrant’s telephone number, including area code)

 (Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

Kairos Lease Amendment

Kairos Global Technologies, Inc. (“Kairos”), the wholly-owned subsidiary of Riot Blockchain, Inc. (the “Company”) entered into that certain Lease Agreement by and between Kairos and 7725 Reno #1, L.L.C.  (“7725 Reno”) dated February 27, 2018, as amended on March 26, 2018 (the “Lease”). Effective as of November 29, 2018,  Kairos entered into a second amendment to the lease (the “Second Lease Amendment”), whereby certain provisions of the Lease are amended. The Second Lease Amendment amends the lease by: (i) extending the initial term of the Lease through August 15, 2019; (ii) effective as of December 1, 2018, changing the monthly rent for the Lease as follows: (a) Kairos shall pay $235,000 for December of 2018, (b) $230,000 for January of 2019, and (c) $190,000 per month thereafter for the duration of the Lease, including any renewals; (iii) changing the monthly electricity usage charges due under the Lease as shown in the attached copy of the Second Lease Amendment; (iv)  providing that Kairos shall reimburse 7725 Reno for up to $14,000 of the costs of installing electricity metering devices in the leased facility; and (v) providing that, if it is not in default at that time, Kairos shall be have the option to renew the Lease for up to two (2) three (3) month periods after the expiration of the initial term of the Lease.

The foregoing descriptions of the Second Lease Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description
10.1	Second Amendment to Lease, dated November 29, 2018, between 775 Reno #1 and Kairos Global Technology, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

Dated: December 6, 2018	By:	/s/ Christopher Ensey
Christopher Ensey
Interim Chief Executive Officer